Exhibit 23

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption Experts in the Registration Statement (Form S-8) pertaining to the Pameco Corporation 1997 Employee Stock Purchase Plan, and to the incorporation by reference therein of our reports dated April 2, 1997, except for Note 10 as to which the date is June 3, 1997, with respect to the consolidated financial statements and schedule of Pameco Corporation, included in its Registration Statement and Prospectus on Form S-1 (File No. 333-24043) filed with the Securities and Exchange Commission.


January 7, 1998                          /s/ Ernst & Young LLP
Atlanta, Georgia                            Ernst & Young LLP